Filed pursuant to Rule 424(b)(3) and Rule 424(c)
Registration Statement No. 333-163550
PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated December 29, 2009)
Grubb & Ellis Company
7,575,750 Shares of Common Stock
125,000 Shares of 12% Cumulative Participating Perpetual Convertible Preferred Stock
     This Prospectus Supplement No. 1 supplements the prospectus dated December 29, 2009, or the Prospectus, which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-163550). This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in (i) our current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2010 and (ii) our current report on Form 8-K/A (Amendment No. 1), filed with the SEC on January 6, 2010 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.
     The Prospectus and this prospectus supplement relate to the disposition of up to 125,000 shares of our outstanding 12% Cumulative Participating Perpetual Convertible Preferred Stock, which we refer to herein as our “12% Preferred Stock”, and up to 7,575,750 shares of our common stock issuable upon conversion of our 12% Preferred Stock that may be sold by the selling stockholders identified in the Prospectus. We have registered the offer and sale of such shares of 12% Preferred Stock and such shares of common stock to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of the shares of 12% Preferred Stock or shares of common stock by the selling stockholders.
     Our common stock is listed on the New York Stock Exchange under the symbol “GBE.” On January 5, 2010, the last reported sales price for our common stock was $1.34.
     This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 8, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2009, GERA Abrams Centre LLC (“Abrams”) and GERA 6400 Shafer LLC (“Shafer” and together with Abrams, collectively, the “Borrower”), each a subsidiary of Grubb & Ellis Company (the “Company”), modified the terms (the “Amendment”) of that certain $42.5 million loan initially due on July 9, 2009 (the “Loan”) by and among the Borrower and Tremont Net Funding II, LLC (the “Lender”) under that certain (i) Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as June 15, 2007, which grants Lender a first priority lien on that certain property located at 9330 LBJ Freeway, Dallas, Texas 75231 (the “Abrams Property”) and (ii) Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007, which grants Lender a first priority lien on that certain property located at 6400 Shafer Court, Rosemont, Illinois (the “Shafer Property” and together with the Abrams Property, collectively, the “Property”).

The Amendment to the Loan provides, among other things, for an extension of the term of the Loan until March 31, 2010 (the “Loan Extension Date”). In addition, the principal balance of the Loan was reduced from $42.5 million to $11.0 million in connection with the transfer of the Shafer Property from the Borrower to an affiliate of Lender for nominal consideration pursuant to a special warranty deed (the “Special Warranty Deed”) that was recorded on December 29, 2009.

Pursuant to the Amendment, the Lender remains obligated under the Loan, in its reasonable discretion, to fund any shortfalls relating to tenant improvements and leasing commission expenses and to fund any operational shortfalls and debt service, provided that there is no event of default existing with respect to the Loan.

The Amendment also grants the Lender a call option, and the Borrower a put option, with respect to the Abrams Property through the Loan Extension Date. Each of the Lender’s call option and the Borrower’s put option requires 10 business days prior written notice and provides for the transfer of the Abrams Property pursuant to a deed identical in all material respects to the Special Warranty Deed that was executed with respect to the Shafer Property. If neither the put option nor the call option is exercised by March 30, 2010, the Borrower has the right to file a deed conveying the Abrams Property to the Lender or its designee on March 31, 2010.

The Amendment also releases the Borrower and the guarantor under the Loan, from and against any claims, obligations and/or liabilities that the Lender or any of party related to or affiliated with the Lender, whether known or unknown, that such party had, has or may have in the future, arising from or related to the Loan.

The foregoing is a summary of the material terms and conditions of the Amendment, the Special Warranty Deed and other ancillary documents with respect to the transaction, and does not purport to be a complete discussion of the Amendment, the Special Warranty Deed or such other ancillary documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment, the Special Warranty Deed and the other ancillary documents, all of which shall be filed as exhibits pursuant to an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Andrea R. Biller

Andrea R. Biller
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 5, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by Grubb & Ellis Company (the “Company”) to amend the Company’s Current Report on Form 8-K, dated December 29, 2009, and filed with the Securities and Exchange Commission on January 5, 2010, to include as exhibits the agreement reported therein.

Item 9.01 Financial Statements and Exhibits.

(d)  The following are filed as Exhibits to this Current Report on Form 8-K/A (Amendment No. 1):

10.1	Agreement regarding Tremont Net Funding II, LLC Loan Arrangement with GERA 6400 Shafer LLC and GERA Abrams Centre LLC, dated as of December 29, 2009, by and among GERA Abrams Centre LLC and GERA 6400 Shafer LLC, collectively as Borrower, Grubb & Ellis Company, as Guarantor, Grubb & Ellis Management Services, Inc., as both Abrams Manager and Shafer Manager

10.2	Form of Assignment of Personal Property, Name, Service Contracts, Warranties and Leases for GERA Abrams Centre LLC

10.3	Form of Assignment of Personal Property, Name, Service Contracts, Warranties and Leases for GERA 6400 Shafer LLC

10.4	Form of Special Warranty Deed for GERA Abrams Centre LLC

10.5	Form of Special Warranty Deed for GERA 6400 Shafer LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By: /s/ Andrea R. Biller

Andrea R. Biller
Executive Vice President, General
Counsel and Corporate Secretary

Dated: January 6, 2010

Exhibit 10.1
TREMONT NET FUNDING II, LLC
200 State Street
Boston, Massachusetts 02109
December 29, 2009
GERA 6400 SHAFER LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe, Suite 2800
Chicago, Illinois, 60661
GERA ABRAMS CENTRE LLC
c/o Grubb & Ellis Realty Advisors
500 West Monroe, Suite 2800
Chicago, Illinois, 60661
Re: TREMONT NET FUNDING II, LLC LOAN ARRANGEMENT (THE “LOAN ARRANGEMENT”) WITH GERA 6400 SHAFER LLC AND GERA ABRAMS CENTRE LLC.
Dear Sir/Madam:
Reference is made to that certain $42,500,000.00 loan (hereinafter, the “Loan”) entered into by and among GERA ABRAMS CENTRE LLC, a Delaware limited liability company (“Abrams”), GERA 6400 SHAFER LLC, a Delaware limited liability company (“Shafer” and together with Abrams, individually and collectively, jointly and severally, the “Borrower”) and TREMONT NET FUNDING II, LLC (the “Lender”), under that certain (i) Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007 which grants Lender a first priority lien on that certain property located at 9330 LBJ Freeway, Dallas, Texas 75231 (the “Abrams Property”) and (ii) Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 15, 2007 which grants Lender a first priority lien on that certain property located at 6400 Shafer Court, Rosemont, Illinois (the “Shafer Property” and together with the Abrams Property, collectively, the “Property”)(hereinafter, collectively, as have been, or may be amended, modified or supplemented, the “Security Instrument”). Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Security Instrument.
Whereas, Borrower has requested and Lender has agreed as follows:
(1) The term of the Loan is hereby extended from July 9, 2009 until March 31, 2010. Accordingly, each reference in the Loan Documents to July 9, 2009 shall be deleted in its entirety and replaced with March 31, 2010. Borrower shall have no further right to extend the term of the Loan beyond March 31, 2010;

(2) Borrower hereby covenants and agrees that, at all times from the date hereof until March 31, 2010 (the “Final Extension Period”), it will continue to (i) attempt to lease space within the Property to prospective third-party Tenants (in each case, notwithstanding the terms and conditions of the Loan Documents, Lender shall have the right in its sole and absolute discretion to approve each “new” tenant at the Property any extension or amendment of any existing lease and any proposed capital expenditures or tenant improvements to be incurred in connection with any such leases, extensions or amendments), and (ii) cooperate with Lender in marketing the Property to potential purchasers and/or potential joint venture partners. Further, to the extent Lender is successful in procuring a Person willing to (x) purchase all or a portion of the Property for a purchase price and on terms acceptable to Lender in its sole and absolute discretion and/or (y) enter into a joint venture agreement, on terms acceptable to Lender in its sole and absolute discretion in which event Borrower and Guarantor are released from all of their respective direct and indirect ownership of the Property and all of their respective obligations under the Loan Documents. Borrower will, promptly following request by Lender execute all necessary and appropriate documentation evidencing same in such form as is acceptable to Borrower in its commercially reasonable judgment (it being acknowledged and agreed that any documentation which serves to completely release Borrower and Guarantor from all of their respective direct and indirect ownership of the Property and all of their respective obligations under the Loan Documents shall be deemed commercially reasonable and acceptable to Borrower, provided that neither Borrower nor Guarantor are required to incur any cost, expense or contingent liability). Lender shall indemnify, defend and hold Borrower harmless from any and all claims, losses and/or liabilities arising from or related to Lender’s marketing, negotiating and closing any potential sale or joint venture arrangement for the Property;
(3) Simultaneous with Borrower’s execution of this letter (“Letter”), Borrower shall deliver to Lender (x) with respect to the Abrams Property, a fully executed special warranty deed (in blank), bill of sale and assignment of rents and leases and notice letter to Tenants (copies of which are attached hereto as Exhibit A) and (y) with respect to the Shafer Property, a fully executed special warranty deed (in blank), bill of sale and assignment of rents and leases (copies of which are attached hereto as Exhibit B) (the documentation attached as Exhibit A and Exhibit B is hereinafter referred to as the “Real Property Transfer Documentation”). Lender shall hold the foregoing documentation in escrow until the earlier to occur of (i) an Event of Default (in which case Lender shall have the option to record all or a portion of the Real Property Transfer Documentation and effectuate a transfer of all or a portion of the Property), (ii) solely with respect to the Shafer Property, December 29, 2009 and (iii) solely, with respect to the Abrams Property, the earlier to occur of (aa) March 30, 2010, (bb) the Call Option Effective Date or (cc) the Put Option Effective Date (the earlier to occur of (aa), (bb) or (cc) is hereinafter referred to as the “Abrams Transfer Event”).
With respect to the Shafer Property, on or before December 29, 2009, Lender (or its nominee) will record the applicable Real Property Transfer Documentation and effectuate the transfer of the Shafer Property from the Borrower to a nominee of Lender or such other Person as Lender may choose.
With respect to the Abrams Property, on or simultaneous with the occurrence or effectiveness (as the context so requires) of an Abrams Transfer Event, Lender (or its nominee) will record the applicable Real Property Transfer Documentation and effectuate the transfer of the Abrams Property from the Borrower to a nominee of Lender or such other Person as Lender may choose.

Notwithstanding the foregoing or anything to the contrary contained herein and solely with respect to the Shafer Property, Lender hereby agrees that in the event Lender (or its nominee) has not recorded or executed and delivered (as applicable) the applicable Real Property Transfer Documentation and provided written evidence thereof (in the form of conformed copies of the recorded special warranty deeds and counter-signed copies of the bill of sale and assignment of leases and rents) to Borrower by, December 29, 2009, then on December 30, 2009, Borrower shall have the right to record a fully executed special warranty deed (granting title to the Shafer Property to TSLF SHAFER, LLC, a Delaware limited liability company (“Shafer Transferee”) (a copy of which to accept is attached hereto as Exhibit C). Shafer Transferee hereby accepts such special warranty deed and consents to Borrower recording same. In addition to the special warranty deed attached as part of Exhibit C, the Outside Date Real Property Transfer Documentation (as defined below) also includes a bill of sale, assignment of leases and rents and a notice letter to Tenants for the Shafer Property, which will be delivered to and accepted by Shafer Transferee on or before December 31, 2009. Lender and Transferees acknowledge and agree that, except as specifically set forth in any of the Real Property Transfer Documentation or Outside Date Real Property Transfer Documentation applicable to the Shafer Property, any transfer of the Shafer Property by Borrower pursuant to this Letter is on an “as-is”, “where-is” basis without representation or warranty of any kind, express or implied, as to habitability, suitability for a particular purpose, the economic or legal condition of the Property, or any other representation or warranty, except as expressly set forth in this Letter or in the applicable transfer documents;
Further, notwithstanding the foregoing or anything to the contrary contained herein and solely with respect to the Abrams Property, Lender hereby agrees that in the event Lender (or its nominee) has not recorded or executed and delivered (as applicable) the applicable Real Property Transfer Documentation and provided written evidence thereof (in the form of conformed copies of the recorded special warranty deeds and counter-signed copies of the bill of sale and assignment of leases and rents) to Borrower by, the earlier to occur of (a) March 30, 2010, (b) the Call Option Effective Date or (c) the Put Option Effective Date, then on the earlier to occur of (aaa) March 31, 2010, (bbb) the Business Day immediately following the Call Option Effective Date or (ccc) the Business Day immediately following the Put Option Effective Date, Borrower shall have the right to record a fully executed special warranty deed (granting title to the Abrams Property to TSLF ABRAMS, LLC, a Delaware limited liability company (“Abrams Transferee”) (a copy of which is attached hereto as Exhibit D). Abrams Transferee and Shafer Transferee are referred to collectively as “Transferees”. The documentation attached as Exhibit C and Exhibit D is hereinafter referred to as the “Outside Date Real Property Transfer Documentation”). In addition to the special warranty deeds attached as part of Exhibit C and Exhibit D, respectively, the Outside Date Real Property Transfer Documentation also includes a bill of sale, assignment of leases and rents and a notice letter to Tenants for the Abrams Property and Shafer Property, respectively, which will be delivered to and accepted by Transferees on or before dates set forth above applicable to the transfer of the Shafer Property and the Abrams Property, respectively, as the case may be. Lender and Transferees acknowledge and agree that, except as specifically set forth in any of the Real Property Transfer Documentation or Outside Date Real Property Transfer Documentation applicable to the Abrams Property, any transfer of the Abrams Property by Borrower pursuant to this Letter is on an “as-is”, “where-is” basis without representation or warranty of any kind, express or implied, as to habitability, suitability for a particular purpose, the economic or legal condition of the Property, or any other representation or warranty, except as expressly set forth in this Letter or in the applicable transfer documents Lender and Borrower acknowledge that it is currently contemplated that the Abrams Property will be transferred to Abrams Transferee on or about March 31, 2010. However, Lender shall have the right, in its good faith business judgment, to cause the transfer to occur earlier as provided herein. Similarly, in the event that Borrower, in its good faith business judgment, determines that retention of title to the Abrams Property adversely impacts its ability to obtain financing for one or more of its affiliates or is otherwise detrimental to one or more of its affiliates’ business interests, Borrower shall also have the right to cause the transfer to occur earlier as provided herein;

(4) Notwithstanding anything to the contrary contained herein and solely with respect to the Abrams Property, (a) Lender, upon ten (10) Business Days notice to Borrower, shall have the option, in its sole and absolute discretion, to record the applicable Real Property Transfer Documentation and effectuate the transfer of the Abrams Property from the Borrower to a nominee of Lender or such other Person as Lender may choose (“Call Option”). In the event Lender exercises the Call Option, Lender shall record the Real Property Transfer Documentation applicable to the Abrams Property, on the eleventh (11th) Business Day following notice to Borrower of its intention to exercise the Call Option (“Call Option Effective Date”) and (b) Borrower, upon ten (10) Business Days notice to Lender, shall have the option, in its sole and absolute discretion, to direct the Lender to record the Real Property Transfer Documentation applicable to the Abrams Property (“Put Option”). In the event Borrower exercises the Put Option, Lender shall record the applicable Real Property Transfer Documentation on the eleventh (11th) Business Day subsequent to its receipt of Borrower’s notice of its intent to exercise the Put Option (“Put Option Effective Date”). In the event Lender fails to comply with the terms and provisions of this Section 4 and record the applicable Real Property Transfer Documentation within the time frame set forth herein, Borrower shall have the right to record the applicable Outside Date Real Property Transfer Documentation.
(5) Simultaneous with the recordation of the Real Property Transfer Documentation or the Outside Date Real Property Transfer Documentation which effectuates the transfer of the Shafer Property, the principal balance of the Loan shall be deemed to be reduced to Eleven Million and 00/100 Dollars.
(6) Unless otherwise determined by Lender subsequent to the occurrence of an Event of Default, at all times during the Final Extension Period the (x) Abrams Property shall be managed by Grubb & Ellis Management Services, Inc. (“Abrams Manager”), pursuant to the terms of that certain Management Agreement (“Abrams Management Agreement”), dated as of February 20, 2007, between Abrams Manager and Abrams and (y) Shafer Property shall be managed by Grubb & Ellis Management Services, Inc. (“Shafer Manager”), pursuant to the terms of that certain Management Agreement (“Shafer Management Agreement”), dated as of February 28, 2007, between Shafer Manager and Shafer. Lender acknowledges and agrees that so long as Abrams Manager and Shafer Manager are performing their respective obligation under their respective management agreement, Abrams Manager shall be entitled to receive the management fees set forth in the Abrams Management Agreement and Shafer Manager shall be entitled to receive the management fees set forth in the Shafer Management Agreement;

(7) Provided there is no Event of Default, on a monthly basis Lender will release funds from the Escrow Accounts in an amount necessary to pay Borrower’s Operating Expenses which are evidenced by current invoices and have been approved by Lender in its reasonable discretion. Lender hereby acknowledges and agrees that (i) as of the date hereof there is no existing Event of Default and (ii) to the best knowledge of Lender, no condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default currently exists;
(8) Borrower hereby acknowledges and agrees that simultaneous with any ownership transfer described herein, all rights to receive rent, awards, condemnation proceeds, refunds of any nature whatsoever and/or any other income resulting from the ownership and operation of the Property (inclusive of any period before the occurrence of such transfer event) shall be irrevocably assigned (by Borrower) to and vested with Abrams Transferee or Shafer Transferee, as the context so requires.
(9) Effective upon the earlier to occur of (a) the closing of any sale or joint venture with respect to the Property, or (b) recordation of the Real Property Transfer Documentation, or (d) recordation of the Outside Date Real Property Transfer Documentation, or (e) December 31, 2009, (1) Lender for itself and its trustees, beneficiaries, agents, affiliates, heirs, successors and assigns, hereby releases and forever discharges Borrower and Guarantor, and any party related to or affiliated with Borrower and Guarantor and their respective successors and assigns (the “Borrower Related Parties”) from and against any and all claims, obligations and/or liabilities, at law or equity which Lender or any party related to or affiliated with Lender and their respective successors and assigns (each a “Lender Related Party”), whether known or unknown, which Lender or a Lender Related Party had, has or may have in the future, arising from or related to any matter or thing relating to or in connection with the Loan and the Loan Documents, including but not limited to, the Guaranty, tenant leases and the tenants, any agreements related to or affecting the tenant leases, the tenants, the Property, or the Loan, any construction defects, errors or omissions in the design or construction and arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners or operators for environmental matters (collectively, “Claims”); and (2) Borrower and Guarantor and each other Borrower Related Party hereby waives, renounces and forever discharges any claims or counterclaims such party has or may have in the future against each and every Lender Related Party, whether at law, under the Loan Documents or in equity, know or unknown arising from or related to any matter which relates to the Loan and/or the Loan Documents. Lender represents and warrants that Lender is the current legal and beneficial owners of all Claims, if any, released hereby and has not assigned, pledged or contracted to assign or pledge any such Claim to any person; and

(10) Each party hereby expressly acknowledges and agrees that nothing contained herein (including, but not limited to, the deliverance or recordation of the (i) Real Property Transfer Documentation and/or (ii) the Outside Date Real Property Transfer Documentation shall serve as a cancellation or termination of the Loan, a release of any collateral which secures the Loan or a termination or cancellation of the Security Instrument. Further, it is expressly acknowledged and agreed that subsequent to any transfer contemplated herein and subsequent to the release of the Borrower Related Parties from liability under the Loan Documents, the Loan will remain outstanding, the Loan Documents will remain in full force and effect and the Property will continue to be encumbered by the Security Instrument until such time as it is foreclosed or cancelled by the Lender in its sole and absolute discretion; provided that none of the Borrower Related Parties (including, without limitation, Borrower and Guarantor) shall have any liability for repayment of the Loan or otherwise under the Loan Documents. It is the express intent of the Parties hereto that the Property conveyed by the (i) Real Property Transfer Documentation and/or (ii) Outside Date Real Property Transfer Documentation shall not merge with the interest or rights of Lender under the Loan Documents, but will be and remain at all times separate and distinct, and Lender may thereafter sell or otherwise transfer the Property free and clear of all rights of Borrower.
If, at any time, this Letter or the conveyance and transfer contemplated hereunder are restrained, enjoined, set aside, avoided or held to be invalid or unenforceable for any reason, in a bankruptcy proceeding or otherwise, as a result of any act or omission by any Borrower Related Party or any bankruptcy proceeding affecting any Borrower Related Party, then the liabilities, obligations, and responsibilities of the Borrower Related Parties released pursuant to Paragraph 7 automatically shall be reinstated and all of the respective rights, privileges and duties of each of Borrower Related Party and Lender under the Loan or the Loan Documents shall be reinstated. No Borrower Related Party shall seek to restrain, enjoin, upset, disturb, set aside, avoid or otherwise overturn any portion of this Letter or the conveyance and transfer contemplated in this Letter and hereby waives any rights it may have to restrain, enjoin, upset, disturb, set aside, avoid or otherwise overturn this Letter or the conveyance and transfer contemplated in this Letter. If a petition for relief under any federal or state bankruptcy, insolvency or reorganization law is filed by or against either Borrower, Lender shall be entitled to immediate relief from the automatic stay (to the extent necessary) to permit Lender to immediately exercise any and all of its rights and remedies with respect to the Loan Documents.
Failure to comply with the terms and conditions hereof shall constitute an Event of Default under the Loan Documents.
Unless specifically modified by the terms hereof, each of the terms, conditions and covenants contained in the Loan Documents shall remain in full force and effect.

Please acknowledge your consent and agreed by countersigning below.

Regards,
TREMONT NET FUNDING II, LLC

By:	/s/ Daniel O. Mee

	Name:	Daniel O. Mee

	Title:	Executive Director

Agreed and assented to as of the  21st day of December, 2009.
Abrams Transferee:

TSLF ABRAMS, LLC,
a Delaware limited liability company

By:	/s/ Douglas G. Lanois

	Name:	Douglas G. Lanois

	Title:	Managing Director

Schafer Transferee:

TSLF SHAFER, LLC,
a Delaware limited liability company

By:	/s/ Douglas G. Lanois

	Name:	Douglas G. Lanois

	Title:	Managing Director

Agreed and assented to as of the 21st day of December, 2009.

Borrower:

GERA ABRAMS CENTRE LLC,
a Delaware limited liability company

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	EVP

GERA 6400 SHAFER LLC,
a Delaware limited liability company

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	EVP

Agreed and assented to as of the 21st day of December, 2009.

Guarantor:

GRUBB & ELLIS COMPANY, a Delaware corporation

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer
Abrams Manager:

GRUBB & ELLIS MANAGEMENT SERVICES, INC.

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer

Shafer Manager:

GRUBB & ELLIS MANAGEMENT SERVICES, INC.

By:	/s/ Richard W. Pehlke

	Name:	Richard W. Pehlke

	Title:	Executive Vice President

Chief Financial Officer

Exhibit 10.2
ASSIGNMENT OF PERSONAL PROPERTY,
NAME, SERVICE CONTRACTS, WARRANTIES AND LEASES

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
GERA ABRAMS CENTRE LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by TSLF ABRAMS, LLC, a Delaware limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor’s rights, titles, and interests in and to the following described properties located on, affixed to, and/or arising or used in connection with an office building, with parking and other amenities (the “Project”) situated on the land in the County of Dallas, State of Texas, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land,” which together with the Project is sometimes hereinafter called the “Property”):
1. All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Grantor (the “Personal Property”), and located on, attached to, or used in connection with the operation and maintenance of the Property;
2. Any leases for space in the Project (the “Leases”), together with security and other deposits owned or held by Grantor pursuant to the Leases, which Leases and security deposits are described on Exhibit C attached hereto;
3. Any assignable service, maintenance, or management contracts relating to the ownership and operation of the Property (the “Service Contracts”) in Grantor’s possession which Service Contracts are described on Exhibit D attached hereto;
4. Any assignable warranties and guaranties relating to the Property or any portion thereof in Grantor’s possession (collectively, the “Warranties”); and
5. The right, title and interest of Grantor, if any, in any name which is used in the operation of the Property, and any assignable variations thereof, and any logos, trade names or trademarks in connection therewith (the “Name”).
This assignment is made and accepted expressly subject to the matters set forth in Exhibit B and made a part hereof for all purposes.
Grantee for itself and its successors hereby covenants and agrees with Grantor as follows:
1. Grantee hereby assumes and agrees to perform all of the lessor’s or landlord’s obligations under the Leases which are set forth in the copies of the Leases or documents relating to the Leases which have been delivered to Grantee on or prior to the date hereof and which are required to be performed from and after the date hereof (subject, in all respects, to the terms of such Leases);

2. Grantee hereby assumes and agrees to perform all of the obligations of the owner of the Property under the Service Contracts required to be performed from and after the date hereof;
3. Grantee hereby indemnifies and agrees to hold Grantor harmless from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) resulting by virtue of Grantee’s failure to perform or comply with any term, covenant, or condition of the Leases or the Service Contracts required to be performed or complied with from and after the date hereof and for liabilities arising out of the Leases and relating to periods after the date hereof. Notwithstanding the foregoing, Grantee shall neither indemnify nor hold harmless Grantor from any liabilities arising under the Leases and relating to periods prior to the date hereof, or for liabilities arising out of the Leases or documents relating to the Leases unless such Leases or related documents are delivered to Grantee on or prior to the date hereof; and
4. Grantor hereby indemnifies and agrees to hold Grantee harmless from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) resulting to Grantee by virtue of Grantor’s failure to perform or comply with any term, covenant, or condition of the Leases or documents relating to the Leases which have been entered into by Grantor and are required to be performed prior to the date hereof. Notwithstanding the foregoing, Grantor shall neither indemnify nor hold Grantee harmless from any liabilities arising under the Leases and relating to periods after the date hereof, or for obligations under the Leases arising after the date hereof which are assumed by Grantee.
IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment of Personal Property, Service Contracts, Warranties and Leases on December  _____, 2009 to be effective as of the date hereof.

2

GRANTOR:	GERA ABRAMS CENTRE LLC, a Delaware limited liability company

By:

Name:

Title:

3

GRANTEE:	TSLF ABRAMS, LLC a Delaware limited liability company

By:

Name:

Title:

4

STATE OF	§

§
COUNTY OF	§

This instrument was acknowledged before me on                                         , 2009, by                                         ,                                          of                                          , a                                         ,                                         , a                                          , on behalf of said                     .

Notary Public, State of

Printed name of notary

My Commission Expires:

STATE OF	§

§
COUNTY OF	§

This instrument was acknowledged before me on                                         , 2009, by                                         ,                                          of                                          , a                                         ,                                         , a                                          , on behalf of said                     .

Notary Public, State of

Printed name of notary

My Commission Expires:

5

EXHIBIT A
LEGAL DESCRIPTION OF LAND
BEING an 8.2408 acre tract of land situated in the J.D. Hamilton Survey, Abstract No. 647, Dallas County, Texas, further being all of Lot 1, Block 8413, Abrams, Centre Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 82250, Page 4794, Deed Records, Dallas County, Texas, and part of Lot 2C, Block A/8413, Second Revision of Hyde Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 80197, Page 2968, Deed Records, Dallas County, Texas, also being all of that certain tract conveyed to AGF Abrams Exchange, Ltd. by Special Warranty Deed recorded in Volume 98009, Page 01951, Deed Records, Dallas County, Texas, said 8.2408 acre tract being more particularly described as follows:
BEGINNING at an axle found for corner in the southwest line of I.H. 635 (LBJ Frwy), at the southeast corner of Lot 2D of said Hyde Addition common with the northeast corner of said Lot 1, Abrams Centre Addition;
THENCE S49°03’44”E along the said southwest line I.H. 635, a distance of 610.41 feet to a 5/8” iron rod found for corner;
THENCE S49°48’46”E continuing along the said southwest line I.H. 635, a distance of 134.84 feet to a 5/8” iron rod found for corner at the northeast corner of Lot 1A, Block 8412, Days Inn of America 2 addition recorded in Volume 95174, Page 4104, Deed of Records, Dallas County, Texas;
THENCE N89°44’51”W departing the said southeast line I.H. 635 and along the north line of said Lot 1A, Days Inn of America 2 addition, at 463.39 feet passing a 1” iron pipe found at the northeast corner of said Lot1A, Days Inn of America 2 addition, also the northeast corner of Lot 2, Block 8412, Forest Lane Apartments Addition recorded in Volume 71008, Page 1443, Deed Records, Dallas County, Texas, and continuing, along the north line of said Forest Lane Apartments Addition in all, a total distance of 1024.22 feet to a 5/8” iron rod set for corner in the north line of a City of Dallas tract in Block 8411, at the southeast corner of a State of Texas tract in Block 1/8414;
THENCE N00°12’08”W along east line of said State of Texas tract, at 366.86 feet passing a capped iron rod found at the north end of the east terminus line of a 15’ Alley, at the southeast corner of Lot 1A, Block 1/8414, Hallmark Industrial Park addition, recorded in Volume 93229, Page 6540, Deed Records, Dallas County, Texas, and continuing, along the east line of said Hallmark Industrial Park addition, in all, a total distance of 482.47 feet to a 5/8” iron rod found for corner in the west line of the aforementioned Lot 2C, Block A/8413;
THENCE EAST departing the east line of said Hallmark Industrial Park addition, crossing said Lot 2C then along the south line of Lot 2D, Block A/8413 of the aforementioned Second Revision of Hyde Addition, a distance of 461.78 feet to the POINT OF BEGINNING and containing 358,969 square feet or 8.2408 acres of land, more or less.

A-1

EXHIBIT B
PERMITTED EXCEPTIONS
1.
Easement executed by Leo Galletta, et al to the City of Dallas, dated 6/1/1967, filed 7/13/1967, recorded in Volume 67136, Page 661 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas, County, Texas.

2.
Easement executed by Leo John Galletta, Jr., et al, to Dallas Power & Light Company and Southwestern Bell Telephone Company dated 6/25/1969, filed 7/181969, recorded in Volume 69140, Page 940 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas.

3.
Easement executed by Leo Galletta, et al to Lone Star Gas Company, dated 7/21/1970, filed 8/17/1970, recorded in Volume 70159, Page 1424 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas.

4.
Easement executed by The Abrams Joint Venture to Dallas Power & Light Company and Southwestern Bell Telephone Company, dated 3/30/1982, filed 4/28/1982, recorded in Volume 82084, Page 1843 of the Real Property Records, Dallas County, Texas.

5.
Easement executed by The Abrams Joint Venture to Dallas Power & Light Company and Southwestern Bell Telephone Company, dated 2/11/1983, filed 3/16/1983, recorded in Volume 83054, Page 3251 of the Real Property Records, Dallas County, Texas.

6.	Easement executed by Richard S. Scott to Southwestern Bell Telephone Company, dated 3/13/1986, filed 4/10/1986 recorded in Volume 86071, Page 144 of the Real Property Records, Dallas County, Texas.

7.
The following easements as shown on plat recorded in Volume 80197, Page 2968, Map Records, Dallas County, Texas: Existing thirty foot water and sanitary sewer easement along the West property line; Fifteen foot ingress & egress easement over the East property line.

8.
The following easements as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas: Thirty foot by fifteen foot water main easement along the Northeast property line; Ten foot water line easement along the South property line; Southwestern Bell Telephone underground cable easement along the South property line.

B-1

9.	Rights of tenants, and assigns, as tenants only, under currently effective lease agreements.

10.
Terms, conditions, provisions and stipulations of Lease Agreement, as evidenced by Memorandum of Lease by and between Abrams Office Center, Ltd., a Texas limited partnership as Lessor and Abraham Azoulay as Lessee, dated 9/21/2004, filed 9/24/2004, recorded in Volume 2004185, Page 6730, Real Property Records, Dallas County, Texas.

11.
Deed of Trust dated 6/15/2007, filed 6/19/2007, recorded in Clerk’s File No. 20070219141, Real Property Records, Dallas County, Texas, executed by Gera Abrams Centre LLC, a Delaware limited liability company, securing the payment of one note in the maximum principal amount of $42,500,000.00, bearing interest and payable as therein provided to the order of Wachovia Bank, National Association. Said lien being additionally secured by Assignment of Leases and/or Rents recorded in Clerk’s File No. 20070219142, Real Property Records, Dallas County, Texas. Said Note and Deed of Trust being modified and/or extended by instrument recorded in Clerk’s File No. 20070286321, Real Property Records, Dallas County, Texas. Said lien having been assigned to Tremont Net Funding II, LLC, by instruments filed 1/7/2008, recorded in Clerk’s File No. 20080005729 and in Clerk’s File No. 20080005730, Real Property Records, Dallas County, Texas.

B-2

EXHIBIT C
LEASES
See Attached

C-1

EXHIBIT D
SERVICE CONTRACTS
None.

D-1

Exhibit 10.3
ASSIGNMENT OF PERSONAL PROPERTY,
NAME, SERVICE CONTRACTS, WARRANTIES AND LEASES

STATE OF ILLINOIS	§
§
COUNTY OF COOK	§
GERA 6400 SHAFER LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid, the receipt and sufficiency of which are hereby acknowledged, without representation or warranty, hereby sells, assigns, transfers and sets over unto TSLF SHAFER, LLC, a Delaware limited liability company (“Grantee”), all of Grantor’s rights, titles, and interests in and to the following described properties located on, affixed to, and/or arising or used in connection with an office building, with parking and other amenities (the “Project”) situated on the land in the County of Cook, State of Illinois, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land,” which together with the Project is sometimes hereinafter called the “Property”):
1. All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Grantor (the “Personal Property”), and located on, attached to, or used in connection with the operation and maintenance of the Property;
2. Any leases for space in the Project (the “Leases”), together with security and other deposits owned or held by Grantor pursuant to the Leases, which Leases and security deposits are described on Exhibit C attached hereto;
3. Any assignable service, maintenance, or management contracts relating to the ownership and operation of the Property (the “Service Contracts”) in Grantor’s possession which Service Contracts are described on Exhibit D attached hereto;
4. Any assignable warranties and guaranties relating to the Property or any portion thereof in Grantor’s possession (collectively, the “Warranties”); and
5. The right, title and interest of Grantor, if any, in any name which is used in the operation of the Property, and any assignable variations thereof, and any logos, trade names or trademarks in connection therewith (the “Name”).
Grantor does not make any representation or warranty, express or implied, with respect to merchantability, condition, quality, durability, design, operation, fitness for use or suitability for any particular purpose.
This assignment is made and accepted expressly subject to the matters set forth in Exhibit B and made a part hereof for all purposes.

Grantee for itself and its successors hereby covenants and agrees with Grantor as follows:
1. Grantee hereby assumes and agrees to perform all of the lessor’s or landlord’s obligations under the Leases which are set forth in the copies of the Leases or documents relating to the Leases which have been delivered to Grantee on or prior to the date hereof and which are required to be performed from and after the date hereof (subject, in all respects, to the terms of such Leases);
2. Grantee hereby assumes and agrees to perform all of the obligations of the owner of the Property under the Service Contracts required to be performed from and after the date hereof;
3. Grantee hereby indemnifies and agrees to hold Grantor harmless from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) resulting by virtue of Grantee’s failure to perform or comply with any term, covenant, or condition of the Leases or the Service Contracts required to be performed or complied with from and after the date hereof and for liabilities arising out of the Leases and relating to periods after the date hereof. Notwithstanding the foregoing, Grantee shall neither indemnify nor hold harmless Grantor from any liabilities arising under the Leases and relating to periods prior to the date hereof, or for liabilities arising out of the Leases or documents relating to the Leases unless such Leases or related documents are delivered to Grantee on or prior to the date hereof; and
4. Grantor hereby indemnifies and agrees to hold Grantee harmless from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) resulting to Grantee by virtue of Grantor’s failure to perform or comply with any term, covenant, or condition of the Leases or documents relating to the Leases which have been entered into by Grantor and are required to be performed prior to the date hereof. Notwithstanding the foregoing, Grantor shall neither indemnify nor hold Grantee harmless from any liabilities arising under the Leases and relating to periods after the date hereof, or for obligations under the Leases arising after the date hereof which are assumed by Grantee.
IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment of Personal Property, Service Contracts, Warranties and Leases on December  _____, 2009 to be effective as of the date hereof.

GRANTOR:	GERA 6400 SHAFER LLC,
a Delaware limited liability company

By:

Name:

Title:

2

GRANTEE:	TSLF 6400 SHAFER, LLC
a Delaware limited liability company

By:

Name:

Title:

3

STATE OF ILLINOIS	)
) SS.
COUNTY OF	)
I,                                         , a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that                                         , as                      of GERA 6400 SHAFER LLC, a Delaware liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged to me that he/she signed and delivered said instrument as his/her free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this                      day of                                         , 20___.

Notary Public

STATE OF	)
) SS.
COUNTY OF	)
I,                                         , a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that                                         , as                      of TSLF SHAFER, LLC, a Delaware liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged to me that he/she signed and delivered said instrument as his/her free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this _______ day of  _____, 20______.

Notary Public
My commission expires:

4

EXHIBIT A
LEGAL DESCRIPTION OF LAND
THAT PART OF LOT 6 IN GERHART HUEHL ESTATE DIVISION IN SECTION 3, TOWNSHIP 40 NORTH AND SECTION 34, TOWNSHIP 41 NORTH, BOTH IN RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN LYING EASTERLY OF AND ADJOINING THE EASTERLY LINE OF SHAFER COURT ACCORDING TO THE DEED TO THE VILLAGE OF ROSEMONT, ILLINOIS, DATED AUGUST 11, 1975 AND RECORDED AS DOCUMENT 23397310 AND LYING WEST OF AND ADJOINING A LINE DRAWN SOUTH AT RIGHT ANGLES TO THE NORTH LINE OF SAID LOT 6, TO THE SOUTH LINE OF SAID LOT 6 FROM A POINT OF SAID NORTH LINE OF LOT 6, WHICH IS 487.69 FEET WEST OF THE INTERSECTION OF SAID NORTH LINE OF LOT 6 WITH THE CENTER LINE OF RIVER ROAD, COOK COUNTY, ILLINOIS.

A-1

EXHIBIT B
PERMITTED EXCEPTIONS
Second Amendment to Deed of Trust, Security Agreement, Assignment of Rents and fixture filing and Omnibus Amendment to Loan Documents recorded July 29, 2008 as document numbers 0821133008.
Second Amendment to Mortgage, Security Agreement, Assignment of Rents and fixture filing and Omnibus Amendment to Loan Documents recorded July 29, 2008 as document numbers 0821133009.
Assignment of aforesaid mortgage to Tremont Net Funding II, LLC, recorded as document number 0800815085.
Assignment of Leases and Rents and Security Deposits dated June 15, 2007 and recorded June 20, 2007 as document number 0717126104, made by Gera 6400 Shafer LLC, a Delaware limited liability company, to Wachovia Bank, N.A.
Assignment of aforesaid assignment of leases and rents and security deposits to Tremont Net Funding II, LLC, recorded as document number 0800815086.
Easement created by grant to the Commonwealth Edison Company, recorded August 7, 1979 as document 25087330.
Easement in favor of Commonwealth Edison Company and its/their respective successors and assigns in the grant recorded/filed as Document no. 011029895.
Also, subject to (a) real estate taxes and general and special assessments not yet due and payable, (b) any and all recorded easements, covenants, reservations, restrictions, encroachments and encumbrances, (c) matters which would be shown by an accurate survey, (d) underground and overhead cables, lines and utility services, (e) all existing zoning ordinances, regulations, laws, codes, statutes and subdivision regulations, (f) other governmental laws, rules, codes, statutes and regulations limiting or restricting the use to which the property may be put, and (g) those Loan Documents defined in the Letter from Tremont Net Funding II, LLC to GERA 6400 Shafer LLC and GERA Abrams Centre LLC dated December  _____, 2009.

B-1

EXHIBIT C
LEASES
Foresite Realty Partners
Heartland Cafe
Boulevard Healthcare
Capgemini Financial Services
Natl Houseware Manf
AHI International
Seasons Hospice I
Mutual of Omaha

C-1

EXHIBIT D
SERVICE CONTRACTS
See Attached

D-1

Exhibit 10.4
SPECIAL WARRANTY DEED

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
GERA ABRAMS CENTRE LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has Granted, Sold, and Conveyed, and by these presents does Grant, Sell, and Convey, unto TSLF Abrams, LLC, a Delaware limited liability company, having an address of 200 State Street Boston, Massachusetts 02109, (a) all that certain real property situated in the County of Dallas, State of Texas, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, (b) together with all buildings and improvements now or hereafter situated thereon, and the lessor’s or landlord’s interest in all space leases or occupancy agreements covering all or any portion thereof and the buildings and improvements situated thereon, and (c) together with all of the right, title and interest in and to the easements in anywise appertaining or belonging thereto (collectively, the “Property”).
This Special Warranty Deed is made and accepted expressly subject to the matters set forth in Exhibit B attached hereto and made a part hereof for all purposes.
TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances belonging in any way to the Property, unto the said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to warrant and forever defend all and singular the Property to Grantee, its successors and assigns, against every person lawfully claiming or to claim all or any part of the Property, by, through, or under Grantor, but not otherwise.
IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed December  _____, 2009 to be effective as of _______  _____, 2010.

GRANTOR: GERA ABRAMS CENTRE LLC, a Delaware limited liability company
By:
Name:
Title:

STATE OF	§

§
COUNTY OF	§

This instrument was acknowledged before me on  _____, 20____, by                                         ,                                          o f                                         , a                     ,                                          on behalf of said                     .

Notary Public, State of

Printed name of notary

My Commission Expires:

EXHIBIT A
LEGAL DESCRIPTION OF THE REAL PROPERTY
BEING an 8.2408 acre tract of land situated in the J.D. Hamilton Survey, Abstract No. 647, Dallas County, Texas, further being all of Lot 1, Block 8413, Abrams, Centre Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 82250, Page 4794, Deed Records, Dallas County, Texas, and part of Lot 2C, Block A/8413, Second Revision of Hyde Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 80197, Page 2968, Deed Records, Dallas County, Texas, also being all of that certain tract conveyed to AGF Abrams Exchange, Ltd. by Special Warranty Deed recorded in Volume 98009, Page 01951, Deed Records, Dallas County, Texas, said 8.2408 acre tract being more particularly described as follows:
BEGINNING at an axle found for corner in the southwest line of I.H. 635 (LBJ Frwy), at the southeast corner of Lot 2D of said Hyde Addition common with the northeast corner of said Lot 1, Abrams Centre Addition;
THENCE S49°03’44”E along the said southwest line I.H. 635, a distance of 610.41 feet to a 5/8” iron rod found for corner;
THENCE S49°48’46”E continuing along the said southwest line I.H. 635, a distance of 134.84 feet to a 5/8” iron rod found for corner at the northeast corner of Lot 1A, Block 8412, Days Inn of America 2 addition recorded in Volume 95174, Page 4104, Deed of Records, Dallas County, Texas;
THENCE N89°44’51”W departing the said southeast line I.H. 635 and along the north line of said Lot 1A, Days Inn of America 2 addition, at 463.39 feet passing a 1” iron pipe found at the northeast corner of said Lot1A, Days Inn of America 2 addition, also the northeast corner of Lot 2, Block 8412, Forest Lane Apartments Addition recorded in Volume 71008, Page 1443, Deed Records, Dallas County, Texas, and continuing, along the north line of said Forest Lane Apartments Addition in all, a total distance of 1024.22 feet to a 5/8” iron rod set for corner in the north line of a City of Dallas tract in Block 8411, at the southeast corner of a State of Texas tract in Block 1/8414;
THENCE N00°12’08”W along east line of said State of Texas tract, at 366.86 feet passing a capped iron rod found at the north end of the east terminus line of a 15’ Alley, at the southeast corner of Lot 1A, Block 1/8414, Hallmark Industrial Park addition, recorded in Volume 93229, Page 6540, Deed Records, Dallas County, Texas, and continuing, along the east line of said Hallmark Industrial Park addition, in all, a total distance of 482.47 feet to a 5/8” iron rod found for corner in the west line of the aforementioned Lot 2C, Block A/8413;
THENCE EAST departing the east line of said Hallmark Industrial Park addition, crossing said Lot 2C then along the south line of Lot 2D, Block A/8413 of the aforementioned Second Revision of Hyde Addition, a distance of 461.78 feet to the POINT OF BEGINNING and containing 358,969 square feet or 8.2408 acres of land, more or less.

EXHIBIT B
PERMITTED ENCUMBRANCES
Easement executed by Leo Galletta, et al to the City of Dallas, dated 6/1/1967, filed 7/13/1967, recorded in Volume 67136, Page 661 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas, County, Texas.
Easement executed by Leo John Galletta, Jr., et al, to Dallas Power & Light Company and Southwestern Bell Telephone Company dated 6/25/1969, filed 7/181969, recorded in Volume 69140, Page 940 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas.
Easement executed by Leo Galletta, et al to Lone Star Gas Company, dated 7/21/1970, filed 8/17/1970, recorded in Volume 70159, Page 1424 of the Real Property Records, Dallas County, Texas, as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas.
Easement executed by The Abrams Joint Venture to Dallas Power & Light Company and Southwestern Bell Telephone Company, dated 3/30/1982, filed 4/28/1982, recorded in Volume 82084, Page 1843 of the Real Property Records, Dallas County, Texas.
Easement executed by The Abrams Joint Venture to Dallas Power & Light Company and Southwestern Bell Telephone Company, dated 2/11/1983, filed 3/16/1983, recorded in Volume 83054, Page 3251 of the Real Property Records, Dallas County, Texas.
Easement executed by Richard S. Scott to Southwestern Bell Telephone Company, dated 3/13/1986, filed 4/10/1986 recorded in Volume 86071, Page 144 of the Real Property Records, Dallas County, Texas.
The following easements as shown on plat recorded in Volume 80197, Page 2968, Map Records, Dallas County, Texas: Existing thirty foot water and sanitary sewer easement along the West property line; Fifteen foot ingress & egress easement over the East property line.
The following easements as shown on plat recorded in Volume 82250, Page 4794, Map Records, Dallas County, Texas: Thirty foot by fifteen foot water main easement along the Northeast property line; Ten foot water line easement along the South property line; Southwestern Bell Telephone underground cable easement along the South property line.
Rights of tenants, and assigns, as tenants only, under currently effective lease agreements.
Terms, conditions, provisions and stipulations of Lease Agreement, as evidenced by Memorandum of Lease by and between Abrams Office Center, Ltd., a Texas limited partnership as Lessor and Abraham Azoulay as Lessee, dated 9/21/2004, filed 9/24/2004, recorded in Volume 2004185, Page 6730, Real Property Records, Dallas County, Texas.
Deed of Trust dated 6/15/2007, filed 6/19/2007, recorded in Clerk’s File No. 20070219141, Real Property Records, Dallas County, Texas, executed by Gera Abrams Centre LLC, a Delaware limited liability company, securing the payment of one note in the maximum principal amount of $42,500,000.00, bearing interest and payable as therein provided to the order of Wachovia Bank, National Association. Said lien being additionally secured by Assignment of Leases and/or Rents recorded in Clerk’s File No. 20070219142, Real Property Records, Dallas County, Texas. Said Note and Deed of Trust being modified and/or extended by instrument recorded in Clerk’s File No. 20070286321, Real Property Records, Dallas County, Texas. Said lien having been assigned to Tremont Net Funding II, LLC, by instruments filed 1/7/2008, recorded in Clerk’s File No. 20080005729 and in Clerk’s File No. 20080005730, Real Property Records, Dallas County, Texas.

Exhibit 10.5
Prepared by and After
Recording Mail To:
Joel V. Sestito, Esq.
Riemer & Braunstein LLP
71 South Wacker Drive,
Suite 3515
Chicago, Illinois 60606
This space reserved for Recorder’s use only
SPECIAL WARRANTY DEED
This Special Warranty Deed is made as of this                      day of December, 2009, by GERA 6400 SHAFER LLC, a Delaware limited liability company (“Grantor”), to TSLF SHAFER, LLC, a Delaware limited liability company, whose address is 200 State Street Boston, Massachusetts 02109 (“Grantee”).
WITNESSETH, that Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Grantee, the receipt whereof is hereby acknowledged by Grantor, by these presents does hereby REMISE, RELEASE, ALIEN AND CONVEY unto Grantee, and to its successors and assigns, FOREVER, the property described on Exhibit A attached hereto and made a part hereof, which property is situated in the County of Cook, State of Illinois (the “Property”). The Property hereby conveyed is being conveyed subject to those title exceptions and other matters set forth on Exhibit B attached hereto and made a part hereof.
Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever of Grantor, either in law or equity, of, in and to the Property with the hereditaments and appurtenances:
TO HAVE AND TO HOLD the said Property with the appurtenances, unto Grantee and its successors and assigns forever.
And Grantor, for itself, and its successors, does covenant, promise and agree, to and with Grantee, and its successors and assigns, that it has not done or suffered to be done, anything whereby the said Property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited; and that it WILL WARRANT AND DEFEND said Property against all persons lawfully claiming, or to claim the same, by, through or under Grantor, subject to the title exceptions and other matters set forth on Exhibit B attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GERA 6400 SHAFER LLC, a Delaware limited liability

By:

Name:

Its:

STATE OF ILLINOIS	)
) SS.
COUNTY OF	)
I,                     , a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that                     , as                      of GERA 6400 SHAFER LLC, a Delaware liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged to me that he/she signed and delivered said instrument as his/her free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this                      day of                     , 2009.

Notary Public

My commission expires:

Send subsequent tax bills to:

TSLF SHAFER, LLC
200 State Street
Boston, Massachusetts 02109
Attention: Doug Lanois

EXHIBIT A TO DEED
LEGAL DESCRIPTION
THAT PART OF LOT 6 IN GERHART HUEHL ESTATE DIVISION IN SECTION 3, TOWNSHIP 40 NORTH AND SECTION 34, TOWNSHIP 41 NORTH, BOTH IN RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN LYING EASTERLY OF AND ADJOINING THE EASTERLY LINE OF SHAFER COURT ACCORDING TO THE DEED TO THE VILLAGE OF ROSEMONT, ILLINOIS, DATED AUGUST 11, 1975 AND RECORDED AS DOCUMENT 23397310 AND LYING WEST OF AND ADJOINING A LINE DRAWN SOUTH AT RIGHT ANGLES TO THE NORTH LINE OF SAID LOT 6, TO THE SOUTH LINE OF SAID LOT 6 FROM A POINT OF SAID NORTH LINE OF LOT 6, WHICH IS 487.69 FEET WEST OF THE INTERSECTION OF SAID NORTH LINE OF LOT 6 WITH THE CENTER LINE OF RIVER ROAD, COOK COUNTY, ILLINOIS.

Tax Parcel No.:	12-03-100-015-0000

Property Address:	6400 Shafer Court, Rosemont, Illinois

EXHIBIT B TO DEED
PERMITTED EXCEPTIONS
Second Amendment to Deed of Trust, Security Agreement, Assignment of Rents and fixture filing and Omnibus Amendment to Loan Documents recorded July 29, 2008 as document numbers 0821133008.
Second Amendment to Mortgage, Security Agreement, Assignment of Rents and fixture filing and Omnibus Amendment to Loan Documents recorded July 29, 2008 as document numbers 0821133009.
Assignment of aforesaid mortgage to Tremont Net Funding II, LLC, recorded as document number 0800815085.
Assignment of Leases and Rents and Security Deposits dated June 15, 2007 and recorded June 20, 2007 as document number 0717126104, made by Gera 6400 Shafer LLC, a Delaware limited liability company, to Wachovia Bank, N.A.
Assignment of aforesaid assignment of leases and rents and security deposits to Tremont Net Funding II, LLC, recorded as document number 0800815086.
Easement created by grant to the Commonwealth Edison Company, recorded August 7, 1979 as document 25087330.
Easement in favor of Commonwealth Edison Company and its/their respective successors and assigns in the grant recorded/filed as Document no. 011029895.
Also, subject to (a) real estate taxes and general and special assessments not yet due and payable, (b) any and all recorded easements, covenants, reservations, restrictions, encroachments and encumbrances, (c) matters which would be shown by an accurate survey, (d) underground and overhead cables, lines and utility services, (e) all existing zoning ordinances, regulations, laws, codes, statutes and subdivision regulations, (f) other governmental laws, rules, codes, statutes and regulations limiting or restricting the use to which the property may be put, and (g) those Loan Documents defined in the Letter from Tremont Net Funding II, LLC to GERA 6400 Shafer LLC and GERA Abrams Centre LLC dated December  _____, 2009.